Exhibit 99.1

ADMISSION TICKET

Special Meeting of Stockholders

February 24, 2004
at 9:00 a.m., local time
at the
Independence Ballroom
Grand Hyatt Washington
1000 H Street NW
Washington, DC 20001

Please retain this portion of the Proxy Card if you wish to attend the Special Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

* FOLD AND DETACH HERE *	* FOLD AND DETACH HERE *

FORM OF PROXY CARD
FOR JOHN HANCOCK COMMON STOCK

JOHN HANCOCK FINANCIAL SERVICES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 24, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David F. D’Alessandro, James E. Collins, and Thomas E. Moloney, or each or any of them, each with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Stockholders of John Hancock Financial Services, Inc. to be held at 9:00 a.m., local time, on February 24, 2004, at the Independence Ballroom at the Grand Hyatt Washington, 1000 H Street NW, Washington, DC 20001, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT, AS AMENDED. THIS PROXY WILL, SUBJECT TO THE FOLLOWING SENTENCE, ALSO BE VOTED IN THE DISCRETION OF THE PROXIES (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) ON ANY PROCEDURAL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING, INCLUDING A MOTION TO ADJOURN THE SPECIAL MEETING. PROXIES WHICH SPECIFY A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT, AS AMENDED, WILL NOT BE VOTED IN FAVOR OF A MOTION TO ADJOURN THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL VOTES IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT, AS AMENDED.

(Continued on the reverse side)

C/O PROXY SERVICES
P.O.BOX9141
FARMINGDALE, NY 11735

It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by proxy through the Internet, vote by proxy using the telephone, or complete and return your proxy in the enclosed envelope as soon as possible.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date, February 24, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date, February 24, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY PROXY USING THE MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to JOHN HANCOCK, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your vote over the telephone or the Internet registers your vote in the same manner as if you marked, signed, dated and returned your proxy card.

Do not return this Proxy Card if you are voting by telephone or the Internet.

Your vote is important. Thank you for voting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JOHNH1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN HANCOCK FINANCIALSERVICES, INC

THE JOHN HANCOCK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, AS AMENDED.

Vote on Proposal

	For	Against	Abstain

1.	Adoption of the Merger Agreement
The adoption of the Agreement and Plan of Merger, dated as of September 28, 2003, among Manulife Financial Corporation, John Hancock Financial Services, Inc. and Jupiter Merger Corporation, a wholly-owned subsidiary of Manulife Financial Corporation, as amended by the First Amendment to Agreement and Plan of Merger, dated as of December 29, 2003.	☐	☐	☐

In their discretion, the Proxies are authorized, subject to the following sentence, to vote upon any procedural matters incident to the conduct of the Special Meeting, including a motion to adjourn the Special Meeting. Proxies which specify a vote against adoption of the merger agreement, as amended, will not be voted in favor of a motion to adjourn the Special Meeting for the purpose of soliciting additional votes in favor of adoption of the merger agreement, as amended.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of John Hancock Financial Services, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date